Exhibit 24.1

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne R. Weidner, Glenn E. Moyer, and Jay
W. Waldman, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                         Title                          Date
---------                        -------                         -----



/s/ John H. Body                 Director                   April 9, 2004
-----------------
John H. Body


/s/ J. Ralph Borneman, Jr.       Director                   April 9, 2004
--------------------------
J. Ralph Borneman, Jr.


/s/ Frederick H. Gaige           Director                   April 9, 2004
-----------------
Frederick H. Gaige


                                 Director
-----------------
Fred D. Hafer


/s/ John W. Jacobs               Director                   April 9, 2004
--------------
John W. Jacobs


/s/ Frederick P. Krott           Director                   April 9, 2004
----------------------
Frederick P. Krott


/s/ Patricial L. Langiotti       Director                   April 9, 2004
--------------------------
Patricia L. Langiotti

/s/Kenneth A. Longacre           Director                   April 9, 2004
----------------------
Kenneth A. Longacre


/s/ Glenn E. Moyer               Director                   April 9, 2004
------------------
Glenn E. Moyer


/s/ Alexander Rankin             Director                   April 9, 2004
--------------------
Alexander Rankin


/s/ Robert E. Rigg               Director                   April 9, 2004
------------------
Robert E. Rigg


/s/ C. Robert Roth               Director                   April 9, 2004
------------------
C. Robert Roth


/s/ Donald P. Worthington        Director                   April 9, 2004
-------------------------
Donald P. Worthington


/s/ Wayne R. Weidner             Director, Chairman and     April 9, 2004
--------------------             Chief Executive Officer
Wayne R. Weidner                 (Principal Executive Officer)